UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2011

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On December 1, 2011, we entered into an underwriting agreement (the “Underwriting Agreement”) with Brean Murray, Carret & Co., LLC (the “Underwriter”) relating to the issuance and sale by us of 6,737,247 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase an aggregate of up to 5,052,935 shares of Common Stock (the “Offering”). The Shares and Warrants are being sold in units (the “Units”) at a price of $0.5195 per Unit, with each Unit consisting of one share of Common Stock and 0.75 of a Warrant to purchase one share of Common Stock at an exercise price of $0.65 per share. We also granted the Underwriter a 45-day option to purchase at the public offering price up to an aggregate of 1,010,587 additional Units to cover over-allotments, if any.

The Warrants have a term of five years, and we may call these Warrants if the closing bid price of our Common Stock has been at least $1.30 over 20 trading days and certain other conditions are met. The Shares and the Warrants are immediately separable and will be issued separately.

The Underwriter will receive a commission equal to 6.0% of the gross purchase price of the Units (excluding any consideration that may be paid in the future upon exercise of the Warrants). The net proceeds, after deducting the Underwriter’s discounts and other estimated offering expenses, and assuming no exercise of the over-allotment option and no exercise of any Warrants, are expected to be approximately $3.2 million. Brean Murray, Carret & Co., LLC is acting as the sole bookrunner of this offering. The Offering is expected to close on December 6, 2011, subject to certain customary closing conditions.

We are making the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333-176670) declared effective by the Securities and Exchange Commission on September 23, 2011.

A copy of the form of Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1. A copy of the form of Warrant is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1.

On December 1, 2011, we issued a press release with respect to the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement dated December 1, 2011 between Inovio Pharmaceuticals, Inc. and Brean Murray, Carret & Co., LLC

4.1	Form of Warrant

5.1	Opinion of Duane Morris LLP

99.1	Inovio Pharmaceuticals, Inc. Press Release dated December 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: December 1, 2011